As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 333-101805

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CULP, INC.
(Exact name of Registrant, as Specified in Its Charter)

North Carolina	56-1001967

(State or Other Jurisdiction of	(I.R.S. Employer)
Incorporation or Organization)	Identification No.)
1823 Eastchester Drive, High Point, North Carolina 27265
(Address of Principal Executive Offices)
Culp Inc. 2002 Stock Option Plan
(Full Title of the Plans)
Franklin N. Saxon
Culp, Inc.
1823 Eastchester Drive
Post Office Box 2686
High Point, North Carolina 27265
(Name and Address of Agent For Service)
(336) 889-5161
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Henry H. Ralston
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
(704) 377-2536

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
Culp, Inc. (the “Company”) registered 1,000,000 shares of its common stock, $0.05 par value per share (“Common Stock”), for issuance under the Culp, Inc. 2002 Stock Option Plan (the “2002 Plan”) pursuant to Registration Statement No. 333-101805 on Form S-8 filed with the Securities and Exchange Commission on December 12, 2002 (the “Registration Statement”). Upon shareholder approval of the Culp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) at the Company’s annual meeting of shareholders on September 20, 2007, the 2007 Plan replaced the 2002 Plan, and no further awards will be made under the 2002 Plan.
This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister 332,750 shares of common stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the Company’s 2002 Plan. Accordingly, the Company hereby withdraws these 332,750 shares of common stock from registration under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina on this 5th day of November, 2007.

CULP, INC.

By:	/s/ Franklin N. Saxon

Franklin N. Saxon President and Chief Executive Officer

Signature	Title	Date

/s/ Franklin N. Saxon Franklin N. Saxon	President and Chief Executive Officer, Director	November 5, 2007
/s/ Kenneth R. Bowling Kenneth R. Bowling	Chief Financial Officer	November 5, 2007
/s/ Thomas B. Gallagher, Jr. Thomas B. Gallagher, Jr.	Corporate Controller (chief accounting officer)	November 5, 2007
/s/ Robert G. Culp, III Robert G. Culp, III	Chairman of the Board of Directors	November 5, 2007
/s/ Patrick B. Flavin Patrick B. Flavin	Director	November 5, 2007
/s/ Kenneth R. Larson Kenneth R. Larson	Director	November 5, 2007
/s/ Kenneth W. McAllister Kenneth W. McAllister	Director	November 5, 2007